Exhibit (g)(1)(xxv)

[FORM OF ] AMENDMENT NO. 24

FORM OF AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

Amendment No. 24, dated as of [            , 2014] (“Amendment No. 24”), to the Amended and Restated Global Custody Agreement, dated as of February 1, 2002, as amended (“Agreement”), by and between EQ Advisors Trust (“Trust”) and JPMorgan Chase Bank, N.A. (“Bank”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

The Trust and Bank hereby agree to modify and amend the Agreement as follows:

1.	New Portfolios. The Trust hereby includes the AXA/Horizon Small Cap Value Portfolio, AXA/Lord Abbett Micro Cap Portfolio, AXA/Morgan Stanley Small Cap Growth Portfolio, AXA/Pacific Global Small Cap Value Portfolio, Multimanager Aggressive Equity Portfolio, Multimanager Core Bond Portfolio, Multimanager Mid Cap Growth Portfolio, Multimanager Mid Cap Value Portfolio and Multimanager Technology Portfolio in the Agreement from and after the date hereof for all purposes on the terms and conditions contained in the Agreement.

2.	Name Changes: Effective [ , 2014], the following Portfolio’s names shall be changed as follows:

Current Name	New Name
EQ/Large Cap Value PLUS	AXA Large Cap Value Managed Volatility
EQ/Large Cap Core PLUS	AXA Large Cap Core Managed Volatility
EQ/Large Cap Growth PLUS	AXA Large Cap Growth Managed Volatility
EQ/International Core PLUS	AXA International Core Managed Volatility
EQ/Global Multi-Sector Equity	AXA Global Equity Managed Volatility
EQ/Mid Cap Value PLUS	AXA Mid Cap Value Managed Volatility
EQ/International Value PLUS	AXA International Value Managed Volatility
EQ/Mutual Large Cap Equity	AXA/Mutual Large Cap Equity Managed Volatility
EQ/Templeton Global Equity	AXA/Templeton Global Equity Managed Volatility
EQ/AXA Franklin Small Cap Value Core	AXA/Franklin Small Cap Value Managed Volatility
EQ/Franklin Templeton Allocation	AXA/Franklin Templeton Allocation Managed Volatility
EQ/Franklin Core Balanced	AXA/Franklin Balanced Managed Volatility
AXA Tactical Manager 500	AXA 500 Managed Volatility
AXA Tactical Manager 400	AXA 400 Managed Volatility
AXA Tactical Manager 2000	AXA 2000 Managed Volatility
AXA Tactical Manager International	AXA International Managed Volatility
ATM Large Cap	ATM Large Cap Managed Volatility
ATM Mid Cap	ATM Mid Cap Managed Volatility
ATM Small Cap	ATM Small Cap Managed Volatility
ATM International	ATM International Managed Volatility

3.	Schedule C. Schedule C to the Agreement, setting forth the Portfolios of the Trust participating on behalf of which the Trust is entering into the Agreement is hereby replaced in its entirety by Schedule C attached hereto.

4.	Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 24 as of the date first above set forth.

EQ ADVISORS TRUST		JPMORGAN CHASE BANK, N.A.

By:		By:
Name:	Brian Walsh	Name:	John K. Breitweg
Title:	Chief Financial Officer and Treasurer	Title:	Managing Director

SCHEDULE C

FORM OF AMENDMENT NO. 24

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

All Asset Growth – Alt 20 Portfolio

All Asset Moderate Growth – Alt 15 Portfolio

All Asset Aggressive – Alt 25 Portfolio

All Asset Aggressive – Alt 50 Portfolio

All Asset Aggressive – Alt 75 Portfolio

ATM International Managed Volatility Portfolio (formerly, ATM International Portfolio)

ATM Large Cap Managed Volatility Portfolio (formerly, ATM Large Cap Portfolio)

ATM Mid Cap Managed Volatility Portfolio (formerly, ATM Mid Cap Portfolio)

ATM Small Cap Managed Volatility Portfolio (formerly, ATM Small Cap Portfolio)

AXA Aggressive Strategy Portfolio

AXA Balanced Strategy Portfolio

AXA Conservative Growth Strategy Portfolio

AXA Conservative Strategy Portfolio

AXA Growth Strategy Portfolio

AXA Moderate Growth Strategy Portfolio

AXA SmartBeta™ Equity Portfolio

AXA 500 Managed Volatility Portfolio (formerly, AXA Tactical Manager 500 Portfolio)

AXA 2000 Managed Volatility Portfolio (formerly, AXA Tactical Manager 2000 Portfolio)

AXA 400 Managed Volatility Portfolio (formerly, AXA Tactical Manager 400 Portfolio)

AXA International Managed Volatility Portfolio (formerly, AXA Tactical Manager International Portfolio)

AXA Ultra Conservative Strategy Portfolio

EQ/AllianceBernstein Short-Term Bond Portfolio

EQ/AllianceBernstein Short Duration Government Bond Portfolio

EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

AXA/Franklin Small Cap Value Managed Volatility Portfolio (formerly, EQ/AXA Franklin Small Cap Value Core Portfolio)

EQ/BlackRock Basic Value Equity Portfolio

EQ/Boston Advisors Equity Income Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Common Stock Index Portfolio

EQ/Convertible Securities Portfolio

EQ/Core Bond Index

EQ/Davis New York Venture Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Energy ETF Portfolio

EQ/Equity 500 Index Portfolio

EQ/Equity Growth PLUS Portfolio

AXA/Franklin Balanced Managed Volatility Portfolio (formerly, EQ/Franklin Core Balanced Portfolio)

AXA/Franklin Templeton Allocation Managed Volatility Portfolio (formerly, EQ/Franklin Templeton Allocation Portfolio)

EQ/GAMCO Mergers and Acquisitions Portfolio

EQ/GAMCO Small Company Value Portfolio

EQ/Global Bond PLUS Portfolio

AXA Global Equity Managed Volatility Portfolio (formerly, EQ/Global Multi-Sector Equity Portfolio)

EQ/High Yield Bond Portfolio

EQ/Intermediate Government Bond Index Portfolio

AXA International Core Managed Volatility Portfolio (formerly, EQ/International Core PLUS Portfolio)

EQ/International ETF Portfolio

EQ/International Equity Index Portfolio

AXA International Value Managed Volatility Portfolio (formerly, EQ/International Value PLUS Portfolio)

EQ/JPMorgan Value Opportunities Portfolio

AXA Large Cap Core Managed Volatility Portfolio (formerly, EQ/Large Cap Core PLUS Portfolio)

EQ/Large Cap Growth Index Portfolio

AXA Large Cap Growth Managed Volatility Portfolio (formerly, EQ/Large Cap Growth PLUS Portfolio)

EQ/Large Cap Value Index Portfolio

AXA Large Cap Value Managed Volatility Portfolio (formerly, EQ/Large Cap Value PLUS Portfolio)

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Low Volatility Global ETF Portfolio

EQ/MFS International Growth Portfolio

EQ/Mid Cap Index Portfolio

AXA Mid Cap Value Managed Volatility Portfolio (formerly, EQ/Mid Cap Value PLUS Portfolio)

EQ/Money Market Portfolio

EQ/Montag & Caldwell Growth Portfolio

EQ/Morgan Stanley Mid Cap Growth Portfolio

AXA/Mutual Large Cap Equity Managed Volatility Portfolio (formerly, EQ/Mutual Large Cap Equity Portfolio)

EQ/Natural Resources PLUS Portfolio

EQ/Oppenheimer Global Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Real Estate PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

AXA Templeton Global Equity Managed Volatility Portfolio (formerly, EQ/Templeton Global Equity Portfolio)

EQ/UBS Growth and Income Portfolio

EQ/Invesco Comstock Portfolio

EQ/Wells Fargo Omega Growth Portfolio

AXA/Horizon Small Cap Value Portfolio

AXA/Lord Abbett Micro Cap Portfolio

AXA/Morgan Stanley Small Cap Growth Portfolio

AXA/Pacific Global Small Cap Value Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Mid Cap Growth Portfolio

Multimanager Mid Cap value Portfolio

Multimanager Technology Portfolio